Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Catalyst Bancorp, Inc. (the "Company") of our report dated March 12, 2021, except for Note 17 as to which the date is May 20, 2021, relating to the financial statements of St. Landry Homestead Federal Savings  Bank, which is incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 333-254200), initially filed on March 12, 2021, as amended through July 30, 2021.

New Iberia, Louisiana

January 26, 2022